UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 30, 2025
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EQT Exeter Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland (State or other jurisdiction of incorporation or organization)	333-273163 (Commission File Number)	88-4108741 (I.R.S. Employer Identification Number)
Five Radnor Corporate Center 100 Matsonford Road, Suite 250 Radnor, PA 19087
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (610) 828-3200

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

April 2025 Distributions

On April 30, 2025 (the "Record Date"), EQT Exeter Real Estate Income Trust, Inc. (the “Company”) declared distributions for each outstanding class of its common stock in the amount per share set forth below:

April 30, 2025
Record Date Distribution
Class E Common Stock	$0.03769
Class I Common Stock	$0.03769
Class A-I Common Stock	$0.03769
Class A-II Common Stock	$0.03769

As of the Record Date, the Company had no outstanding shares of Class T, Class S, or Class D common stock. The distributions are payable to stockholders of record immediately following the close of business on the Record Date. These distributions will be paid on or about May 12, 2025 and will be paid in cash or reinvested in shares of the Company's common stock for stockholders participating in the Company's distribution reinvestment plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 30, 2025	EQT Exeter Real Estate Income Trust, Inc.

		By:	/s/ J. Peter Lloyd
		Name:	J. Peter Lloyd
		Title:	Chief Financial Officer and Director (Principal Financial Officer)

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